UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2012

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		818-575-4500
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)

On December 4, 2012, ValueClick, Inc.'s (the "Company”) board of directors elected John Giuliani as the Company's new president and chief executive officer, effective immediately. Mr. Giuliani has been a member of the Company's board of directors since August 2011 and has held the role of chief operating officer since April 3, 2012. Prior to April 3, 2012, Mr. Giuliani served as president of the Company's Dotomi division, which was acquired by the Company on August 31, 2011. Prior to August 31, 2011, Mr. Giuliani served as the chairman of the board and chief executive officer of Dotomi, Inc. from December 2005 to August 2011.

Mr. Giuliani succeeds James R. Zarley, who has served as the Company's chief executive officer from 1999 to May 2007, executive chairman of the board from May 2007 to April 2010, and president and chief executive officer from April 2010 to present. Mr. Zarley has been named ValueClick's executive chairman of the board of directors.

Mr. Giuliani's and Mr. Zarley's compensation arrangements remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated December 5, 2012, issued by ValueClick, Inc. (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

December 5, 2012	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 5, 2012 (filed herewith).